Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of
The Herzfeld Caribbean Basin Fund, Inc.:

We consent to the use of our report with respect to The Herzfeld Caribbean Basin Fund, Inc., dated August 21, 2015, incorporated by reference herein, and to the references to our firm under the headings “Experts” in the Prospectus Supplement and “Financial Highlights”, “Experts” and “Financial Statements” in the Base Prospectus.

/s/ KPMG LLP
Columbus, Ohio
November 2, 2015